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                      MERRILL LYNCH LIFE INSURANCE COMPANY

                           QUALIFIED PLAN ENDORSEMENT

The following tables are substituted for the tables set forth in the contract to which this endorsement is attached:

                             ANNUITY OPTION TABLES

 MINIMUM GUARANTEED MONTHLY ANNUITY PAYMENT FOR EACH $1,000 APPLIED UNDER OPTION

                     OPTION 2 (Payments for a Fixed Period)

----------------------------------------------------------------------------------------------------------
           Years       Each       Years        Each       Years       Each        Years       Each
          Payable    Payment     Payable     Payment     Payable     Payment     Payable     Payment
----------------------------------------------------------------------------------------------------------
                                    9         10.53         13        7.71         17         6.23
             6        15.14         10         9.61         14        7.26         18         5.96
             7        13.16         11         8.86         15        6.87         19         5.73
             8        11.68         12         8.24         16        6.53         20         5.51
----------------------------------------------------------------------------------------------------------

 OPTION 3 (Life Annuity), OPTION 4 (Life Annuity with 10 or 20 Years Guaranteed)
             And OPTION 5 (Return of Net Account Value Guaranteed)

---------------------------------------------------------------------------------------------------------------------------------
       *Adjusted     Life      10 Years      20 Years     Return    *Adjusted      Life      10 Years     20 Years     Return
          Age       Annuity   Guaranteed    Guaranteed    of Net       Age       Annuity    Guaranteed   Guaranteed    of Net
                                                         Account                                                       Account
                                                          Value                                                         Value
---------------------------------------------------------------------------------------------------------------------------------
          50         3.97        3.94          3.87        3.85         68         5.96        5.72         5.00        5.37
          51         4.03        4.01          3.92        3.90         69         6.16        5.87         5.06        5.50
                                                                        70         6.36        6.03         5.12        5.64
          52         4.10        4.07          3.97        3.96         71         6.59        6.19         5.17        5.79
          53         4.17        4.14          4.03        4.02
          54         4.25        4.21          4.09        4.08         72         6.83        6.36         5.22        5.94
          55         4.33        4.28          4.15        4.14         73         7.08        6.54         5.26        6.10
          56         4.41        4.36          4.21        4.21         74         7.36        6.71         5.30        6.28
                                                                        75         7.65        6.90         5.34        6.46
          57         4.50        4.45          4.27        4.28
          58         4.59        4.54          4.34        4.36         76         7.97        7.08         5.37        6.65
          59         4.69        4.63          4.40        4.44         77         8.31        7.27         5.40        6.86
          60         4.80        4.73          4.47        4.52         78         8.68        7.46         5.42        7.07
          61         4.92        4.83          4.54        4.61         79         9.08        7.64         5.44        7.30
          62         5.04        4.94          4.60        4.70         80         9.50        7.82         5.46        7.54
          63         5.17        5.05          4.67        4.80
          64         5.31        5.17          4.74        4.90         81         9.96        8.00         5.47        7.79
          65         5.45        5.30          4.81        5.01         82        10.45        8.17         5.48        8.05
          66         5.61        5.43          4.87        5.12         83        10.98        8.33         5.49        8.33
          67         5.78        5.57          4.94        5.24         84        11.54        8.49         5.50        8.62
                                                                        85        12.15        8.63         5.50        8.93
---------------------------------------------------------------------------------------------------------------------------------

                   OPTION 5(Joint and Survivor Life Annuity)

------------------------------------------------------------------------------------------------------------------------------------
  *Adjusted                                                                                                                *Adjusted
   Age of                                         *Adjusted Age of Joint Annuitant                                           Age of
  Annuitant                                                                                                                Annuitant
------------------------------------------------------------------------------------------------------------------------------------
                50            55            60             65             70             75           80              85
------------------------------------------------------------------------------------------------------------------------------------
           100%    2/3    100%   2/3    100%    2/3    100%   2/3    100%    2/3    100%    2/3   100%    2/3    100%    2/3
------------------------------------------------------------------------------------------------------------------------------------
    50     3.54   3.81    3.65   3.96   3.74   4.12    3.81   4.30   3.86    4.49   3.90   4.69   3.93    4.90   3.94    5.10    50
    55                    3.79   4.13   3.93   4.32    4.05   4.53   4.14    4.76   4.21   5.00   4.26    5.25   4.29    5.49    55
    60                                  4.13   4.55    4.31   4.81   4.46    5.09   4.58   5.39   4.67    5.69   4.73    5.97    60
    65                                                 4.58   5.13   4.82    5.48   5.03   5.85   5.19    6.23   5.30    6.60    65

    70                                                               5.19    5.92   5.54   6.41   5.82    6.91   6.04    7.40    70
    75                                                                              6.60   7.04   6.55    7.72   6.94    8.40    75
    80                                                                                            7.30    8.63   7.98    9.59    80
    85                                                                                                           9.06   10.91    85
------------------------------------------------------------------------------------------------------------------------------------

Information for ages not shown will be furnished on request.

*"Adjusted Age" means attained age at last birthday adjusted as follows:

ANNUITY DATE              ADJUSTED AGE
------------              ------------
Before 2000               Actual age
2000-2009                 Subtract 1 year from actual age
2010-2019                 Subtract 2 years from actual age
2020-2029                 Subtract 3 years from actual age
2030 and after            Subtract 4 years from actual age

The above tables are based on the combined male/female 1983 Table "a" projected forward to 1995 for Individual Annuity Valuation with interest at 3%.


                                            MERRILL LYNCH LIFE INSURANCE COMPANY

                                            By:  /s/ BARRY G. SKOLNICK
                                                --------------------------------
                                                           Secretary